Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

BRITAIR ENTERPRISES, INC.

1. The name of the corporation is.

BRITAIR ENTERPRISES, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

J. L. Austin
Corporation Trust Center
1209 Orange Street Wilmington,
Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a oorporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of April, 1988.

J. L. Austin
J. L. Austin

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

BRITAIR ENTERPRISES, INC.

I, the undersigned, being the sole incorporator of BRITAIR ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST:  That Article 1 of the Certificate of Incorporation be and it hereby is amended to read as follows:

1. The name of the corporation is:

DISTRIBUTION SYSTEMS, INC.

SECOND:  That the corporation has not received any payment for any of its stock.

THIRD:  That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 28th day of April, 1988.

/s/ J. L. Austin
J. L. Austin

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

DISTRIBUTION SYSTEMS, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is:

DISTRIBUTION SYSTEMS, INC.

2.                                       The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.                                       The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                       The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 28, 2003.

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Assistant Secretary